UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 12, 2004

SERACARE LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

California	0-33045	33-0056054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1935 Avenida del Oro, Suite F Oceanside, CA	92056
(Address of principal executive offices)	(Zip Code)

(760) 806-8922

Registrant’s telephone number, including area code

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 16, 2004, SeraCare Life Sciences, Inc. (the “Company”) entered into a third amendment to its employment agreement with its President and Chief Executive Officer, Michael F. Crowley, Jr. (“Crowley”). The amendment (a) increases Crowley’s annual base compensation from $175,000 to $275,000 and (b) extends the term of his employment from September 25, 2005 to September 25, 2006.

On November 12, 2004, the Company entered into an amendment to its Revolving/Term Credit and Security Agreement with the lenders named therein, Brown Brothers Harriman & Co. as Collateral Agent and Union Bank of California, N.A. as the Administrative Agent. The amendment (a) revises the definition of “Eligible Account” and (b) gives the Company 20 additional days to obtain certain landlord consents.

The foregoing summary is qualified in its entirety by reference to the Third Amendment to Employment Agreement and to the Amendment No. 1 to Revolving/Term Credit and Security Agreement, copies of which are included as Exhibits 10.1and 10.2 to this Current Report on Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The last sentence of Article II, Section 6 of the Company’s bylaws previously read:

“If a quorum is present, except with respect to election of directors, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law or the Articles of Incorporation.”

The Board of Directors of the Company (the “Board”) determined that the foregoing language made it difficult for the Company to obtain the approval of certain matters submitted to the Company’s shareholders when there were a large number of broker non-votes. Accordingly, effective as of November 16, 2004, the last sentence of Section 6 of Article II of the Company’s bylaws was amended to read as follows: “If a quorum is present, except with respect to election of directors, the affirmative vote of the majority of the shares represented at the meeting and voting on the matter (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law or the Articles of Incorporation.”

The foregoing description of the amendment to the bylaws of the Company is a general description and is qualified in its entirety by reference to the Amendment to Bylaws and to the Second Amended and Restated Bylaws, copies of which are included as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K.

Item 8.01 Other Events.

The Company has set February 10, 2005 as the date for its 2005 Annual Meeting of Shareholders and has set December 20, 2004 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting.

The Board, in recognition of the active role that Mr. Plost has taken and is expected to continue to take as the Chairman of the Board, has approved an increase in Mr. Plost’s compensation for fiscal 2005. As revised, Mr. Plost will receive the following compensation for service to the Company as its Chairman of the Board for fiscal 2005: cash compensation of $200,000 and a fully vested option to purchase 25,000 shares of Company Common Stock at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. The foregoing option was granted by the Board to Mr. Plost on November 16, 2004.

Item 9.01. Financial Statements And Exhibits.

(c) Exhibits.

The exhibits to this Current Report on Form 8-K are listed in the Exhibit Index set forth elsewhere herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2004	SERACARE LIFE SCIENCES, INC.

/s/ Tim T. Hart
Tim T. Hart, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to Bylaws dated November 16, 2004

3.2	Second Amended and Restated Bylaws

10.1	Third Amendment to Employment Agreement, dated as of November 16, 2004, by and between the Company and Michael F. Crowley, Jr.

10.2	Amendment No. 1 to Revolving/Term Credit and Security Agreement, dated as of November 12, 2004, by and among the financial institutions listed on the signature page thereto, Union Bank of California, N.A., Brown Brothers Harriman & Co. and the Company